Exhibit 99.1

The Glimpse Group

Regains Compliance with NASDAQ

NEW YORK, NY, December 24, 2024 — The Glimpse Group, Inc. (“Glimpse”) (NASDAQ:VRAR), a diversified Immersive Technology platform company providing enterprise-focused Virtual Reality (“VR”), Augmented Reality (“AR”) and Spatial Computing software and services, today announced that it received written notice (the “Compliance Notice”) from Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it has regained compliance with Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share.

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Immersive technology platform company, providing enterprise-focused Virtual Reality, Augmented Reality and Spatial Computing software & services. Glimpse’s unique business model builds scale and a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into this emerging industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release may contain certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements, if provided, are based on information available to the Company as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements, if provided, include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts, if provided, are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, any forecasts, if provided, are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com